AGREEMENT AND PLAN OF MERGER

     THIS  AGREEMENT  AND  PLAN  OF  MERGER  dated  as of  June  14,  2000  (the
"Agreement") is by and among TELECOM WIRELESS CORPORATION, a Delaware corporation (the "Corporation"), and Telecom Wireless Corporation, a Utah corporation ("Telecom"). The Corporation and Telecom are sometimes referred to herein as the "Constituent Corporations."

     WHEREAS, Telecom is a corporation duly organized and existing under the laws of the State of Utah and has authorized capital of 125,000,000 shares which consists of (i) 100,000,000 shares of common stock, par value $.001 per share ("Telecom Common Stock"), and (ii) 25,000,000 shares of preferred stock, par value $.001 per share ("Telecom Preferred Stock"). The Telecom Preferred Stock includes a single series of preferred stock which is designated as Redeemable, Non-Voting, Convertible Preferred Stock Series 1998-1 ("1998-1 Preferred Stock"). As of June 9, 2000, 25,876,436 shares of Telecom Common Stock and 20,000 shares of Telecom 1998-1 Preferred Stock were issued and outstanding;

     WHEREAS, The Corporation is a corporation duly organized and existing under the laws of the State of Delaware. The Corporation has an authorized capital of 125,000,000 shares consisting of (i) 100,000,000 shares of common stock, par value $0.001 per share (the "Corporation Common Stock"), and 25,000,000 shares of preferred stock, par value $0.001 per share (the "Corporation Preferred Stock"). The Corporation Preferred Stock includes a single series of preferred stock which is designated as Redeemable, Non-Voting, Convertible Preferred Stock Series 1998-1. As of June 9, 2000, 100 shares of the Corporation Common Stock were issued and outstanding and no shares of the Corporation Preferred Stock were issued and outstanding;

     WHEREAS, the designations, rights and preferences, and qualifications, limitations and restrictions of the Telecom Common Stock are the same as those of the Corporation Common Stock;

     WHEREAS, the Certificate of Incorporation and Bylaws of the Corporation in effect at the time of the Merger shall become the Certificate of Incorporation and Bylaws of the Surviving Corporation immediately after the Effective Date (as hereinafter defined).

     WHEREAS, the directors and executive officers of Telecom immediately prior to the Merger (as hereinafter defined) will be the directors and executive officers of the Corporation as of the Effective Date.

     WHEREAS, the Corporation is a newly formed corporation organized for the purpose of participating in the transactions herein contemplated;

     WHEREAS, Telecom desires to reincorporate in the State of Delaware by merging Telecom with and into the Corporation, with (a) the Corporation continuing as the surviving corporation of such merger and (b) each outstanding share (or fraction thereof) of Telecom Common Stock being converted in such merger into a like number of the Corporation Common Stock, all in accordance with the terms of this Agreement (the "Merger"); and

     WHEREAS, the boards of directors of Telecom and the Corporation have approved this Agreement and the Merger upon the terms and subject to the conditions set forth in this Agreement.

     NOW, THEREFORE, in consideration of the mutual agreements and covenants set forth herein, the Corporation and Telecom hereby agree, subject to the terms and conditions hereinafter set forth, as follows:

1.   THE MERGER

     1.1. The Merger.

     In accordance with the provisions of this Agreement, the Delaware General Corporation Law and the Utah Revised Business Corporation Act, Telecom shall be merged with and into the Corporation, the separate existence of Telecom shall cease and the Corporation shall survive the Merger and shall continue to be governed by the laws of the State of Delaware, and the Corporation shall be, and is herein sometimes referred to as, the "Surviving Corporation." The name of the Surviving Corporation shall be TELECOM WIRELESS CORPORATION.

     1.2. Filing and Effectiveness.

     The Merger shall become effective when the following actions shall have been completed:

     (a) This Agreement and Merger shall have been adopted and approved by the stockholders of each Constituent Corporation in accordance with the requirements of the Delaware General Corporation Law and the Utah Revised Business Corporation Act;

     (b) All of the conditions precedent to the consummation of the Merger specified in this Agreement shall have been satisfied or duly waived by the party entitled to satisfaction thereof; and

     (c) An executed counterpart of this Agreement meeting the requirements of the Delaware General Corporation Law or Certificate of Merger as required by
Section 252 of the Delaware General Corporation Law shall have been filed with the Secretary of State of the State of Delaware.

     The date and time when the Merger shall become effective, as aforesaid, is herein called the "Effective Date."

     1.3. Effect of the Merger.

     Upon the Effective Date, the separate existence of Telecom shall cease and the Corporation, as the Surviving Corporation, (i) shall continue to possess all of its assets, rights, powers and property as constituted immediately prior to the Effective Date, (ii) shall be subject to all actions previously taken by the Corporation's and Telecom's Boards of Directors, (iii) shall succeed, without other transfer, to all of the assets, rights, powers and property of Telecom in the manner more fully set forth in Section 259 of the Delaware General
Corporation Law, (iv) shall continue to be subject to all of the debts, liabilities and obligations of the Corporation as constituted immediately prior to the Effective Date, and (v) shall succeed, without other transfer, to all of the debts, liabilities and obligations of Telecom in the same manner as if the Corporation had itself incurred them, all as more fully provided under the applicable provisions of the Delaware General Corporation Law and the Utah Revised Business Corporation Act.

2.   CHARTER DOCUMENTS, DIRECTORS AND OFFICERS

     2.1. Certificate of Incorporation.

     The Certificate of Incorporation of the Corporation as in effect immediately prior to the Effective Date shall continue in full force and effect as the Certificate of Incorporation of the Surviving Corporation until duly amended in accordance with the provisions thereof and applicable law.

     2.2. Bylaws.

     The Bylaws of the Corporation as in effect immediately prior to the Effective Date shall continue in full force and effect as the Bylaws of the Surviving Corporation until duly amended in accordance with the provisions thereof and applicable law.

     2.3. Directors and Officers.

     The directors and officers of Telecom immediately prior to the Effective Date shall be the directors and officers of the Surviving Corporation until their successors shall have been duly elected and qualified or until as otherwise provided by law, or the Certificate of Incorporation of the Surviving Corporation or the Bylaws of the Surviving Corporation.

3.   MANNER OF CONVERSION OF STOCK

     3.1. Telecom Stock.

     (a) Upon the Effective Date, each share of Telecom Common Stock issued and outstanding immediately prior thereto shall, by virtue of the Merger and without any action by the Constituent Corporations, the holder of such shares or any other person, be converted into and exchanged for one (1) fully paid and nonassessable share of Common Stock, par value $0.001 per share, of the Surviving Corporation.

     (b) Upon the Effective Date, each share of Telecom Preferred Stock issued and outstanding immediately prior thereto shall, by virtue of the Merger and without any action by the Constituent Corporations, the holder of such shares or any other person, be converted into and exchanged for one (1) fully paid and nonassessable share of Preferred Stock, par value $0.001 per share, of the Surviving Corporation.

     3.2. Telecom Options, Stock Purchase Rights and Convertible Securities.

     (a) Upon the Effective Date, the Surviving Corporation shall assume and continue the stock option plans and all other employee benefit plans of Telecom. Each outstanding and unexercised option or other right to purchase or security convertible into Telecom Common Stock shall become an option or right to purchase or a security convertible into the Surviving Corporation's common stock on the basis of one share of the Surviving Corporation's common stock for each share of Telecom Common Stock issuable pursuant to any such option, stock purchase right or convertible security, on the same terms and conditions and at an exercise price per share equal to the exercise price applicable to any such Telecom option, stock purchase right or convertible security at the Effective Date. There are no options, purchase rights for or securities convertible into Preferred Stock of Telecom.

     (b) A number of shares of the Surviving Corporation's common stock shall be reserved for issuance upon the exercise of options, stock purchase rights and convertible securities equal to the number of shares of Telecom Common Stock so reserved immediately prior to the Effective Date.

     3.3. The Corporation Common Stock.

     Upon the Effective Date, each share of Common Stock, par value $0.001 per share, of the Corporation issued and outstanding immediately prior thereto shall, by virtue of the Merger be cancelled and retired and cease to exist.

     3.4  Exchange of Certificates.

     After the Effective Date, each holder of an outstanding certificate representing shares of Telecom Common Stock or Telecom Preferred Stock may, at such stockholder's option, surrender the same for cancellation to Corporate Stock Transfer, as exchange agent (the "Exchange Agent"), and each such holder shall be entitled to receive in exchange therefor a certificate or certificates representing the number of shares of the Corporation Common Stock into which the surrendered shares were converted as herein provided. Unless and until so surrendered, each outstanding certificate theretofore representing shares of Telecom Common Stock shall be deemed for all purposes to represent the number of shares of the Corporation Common Stock into which such shares of Telecom Common Stock were converted in the Merger. No fractional shares shall be issued but, rather, shall be rounded up to the next nearest whole share.

     Each certificate representing Common Stock of the Corporation so issued in the Merger shall bear the same legends, if any, with respect to the restrictions on transferability as the certificates of Telecom, unless otherwise determined by the Board of Directors of the Surviving Corporation in compliance with applicable laws, or other such additional legends as agreed upon by the holder and the Corporation.

     If any certificate for shares of the Corporation stock is to be issued in a name other than that in which the certificate surrendered in exchange therefor is registered, it shall be a condition of issuance thereof that the certificate so surrendered shall be properly endorsed and otherwise in proper form for transfer, that such transfer otherwise be proper and comply with applicable securities laws and that the person requesting such transfer pay to the Surviving Corporation or the Exchange Agent any transfer or other taxes payable by reason of issuance of such new certificate in a name other than that of the registered holder of the certificate surrendered or establish to the satisfaction of the Surviving Corporation that such tax has been paid or is not payable.

4.   GENERAL

     4.1. Covenants of the Corporation.

     The Corporation covenants and agrees that it will, on or before the Effective Date:

     (a) file any and all documents necessary for the assumption by the Corporation of all of the franchise tax liabilities of Telecom;

     (b) file an executed counterpart of this Agreement meeting the requirements of the Utah Revised Business Corporation Act with the Secretary of State of the State of Utah; and

     (c) take such other actions as may be required by the Utah Revised Business Corporation Act.

     4.2. Further Assurances.

     From time to time, as and when required by the Corporation or by its successors or assigns, there shall be executed and delivered on behalf of Telecom such deeds and other instruments, and there shall be taken or caused to be taken by the Corporation and Telecom such further and other actions as shall be appropriate or necessary in order to vest or perfect in or conform of record or otherwise by the Corporation the title to and possession of all the property, interests, assets, rights, privileges, immunities, powers, franchises and authority of Telecom and otherwise to carry out the purposes of this Agreement, and the officers and directors of Telecom Delaware are fully authorized in the name and on behalf of Telecom or otherwise to take any and all such action and to execute and deliver any and all such deeds and other instruments.

     4.3. Abandonment.

     At any time before the Effective Date, this Agreement may be terminated and the Merger may be abandoned for any reason whatsoever by the Board of Directors of either Telecom or of the Corporation, or of both, notwithstanding the approval of this Agreement by the shareholders of Telecom or the Corporation, or by both.

     4.4. Amendment.

     The Boards of Directors of the Constituent Corporations may amend this Agreement at any time prior to the filing of this Agreement or appropriate Certificate with the Secretaries of State of the States of Delaware and Utah, provided that an amendment made subsequent to the adoption of this Agreement by the stockholders of either Constituent Corporation shall not, unless approved by the stockholders as required by law: (a) alter or change the amount or kind of shares, securities, cash, property and/or rights to be received in exchange for or on conversion of all or any of the shares of any class or series thereof of such Constituent Corporation; (b) alter or change any term of the Certificate of Incorporation of the Surviving Corporation to be effected by the Merger; or (c) alter or change any of the terms and conditions of this Agreement if such alteration or change would adversely affect the holders of any class or series of capital stock of any Constituent Corporation.

     4.5. Registered Office.

     The registered office of the Surviving Corporation in the State of Delaware is 1209 Orange Street, City of Wilmington and County of New Castle and The Corporation Trust Company is the registered agent of the Surviving Corporation at such address.

     4.6. Agreement.

     Executed copies of this Agreement will be on file at the principal place of business of the Surviving Corporation at 5299 DTC Boulevard, Suite 1120, Englewood, Colorado 80111 and copies thereof will be furnished to any stockholder of either Constituent Corporation, upon request and without cost.

     4.7. Governing Law.

     This Agreement shall in all respects be construed, interpreted and enforced in accordance with and governed by the laws of the State of Delaware and, so far as applicable, the merger provisions of the Utah Revised Business Corporation Act.

     4.8. Counterparts.

     In order to facilitate the filing and recording of this Agreement, the same may be executed in any number of counterparts, each of which shall be deemed to be an original and all of which together shall constitute one and the same instrument.

     IN WITNESS WHEREOF, the parties hereto have caused this Agreement to be duly executed and delivered as of the date first above written.


                                      TELECOM WIRELESS CORPORATION,
                                      A Delaware corporation

                                      By:  ________________________________
                                             Name:  _______________________
                                             Title:  ______________________


                                      TELECOM WIRELESS CORPORATION,
                                      A Utah corporation

                                      By:  ________________________________
                                             Name:  _______________________
                                             Title:  ______________________